UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2004

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 7.                                                             Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number	Exhibit

99.1	Press Release dated February 17, 2004

Item 12.                                                                                                       Results of Operations and Financial Condition

On February 17, 2004, SI International, Inc. (the “Company”) issued a press release announcing financial results for its fourth quarter and full fiscal year ended December 27, 2003.  Such press release is incorporated by reference from Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements involve a number of risks and uncertainties, which are described in SI International, Inc.’s filings with the Securities and Exchange Commission.  These risks and uncertainties include: differences between authorized amounts and amounts received by SI International, Inc. under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International, Inc.’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by SI International, Inc. with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov.  The actual results may differ materially from any forward-looking statements due to such risks and uncertainties.  SI International, Inc. undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

By:
Thomas E. Dunn
Executive Vice President and Chief Financial Officer

Dated:                                                             February 17, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release dated February 17, 2004